Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q4 and Full Year 2017 Financial Results and Provides Outlook for Q1 2018

$62 Million in Cash from Operations in Q4
Divested Lower-Margin Timing Device Business for $130 Million
Reduced net debt by over $150 Million in 2017

ITASCA, Ill., Feb. 7, 2018 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the fourth quarter and year ended December 31, 2017.

“We delivered Q4 revenue of $216 million, with gross margin and EPS that were positively impacted by the settlement of a royalty dispute,” said Jeffrey Niew, president and CEO of Knowles. “In our Audio segment, sales were up sequentially driven by increased shipments to our largest customer and strong demand in our IoT end market. Sales into the China handset market were weaker than expected. In the Precision Devices segment, sales were consistent with expectations which excluded the timing device business that was divested during the quarter, and up 25% from the year ago period due to stronger demand for capacitor devices driven by our defense, medical, and industrial markets.”

“As we enter 2018, I anticipate higher microphone sales into the IoT and headset markets, coupled with strong growth in Precision Devices, will drive favorable results. In addition, our full product line of open, DSP-based solutions is gaining traction across our mobile, ear, and IoT markets as we continue our transition to an audio solutions provider. I believe that the number and quality of engagements we are seeing serves as a confirmation of our intelligent audio strategy. We continue to believe that we are uniquely positioned across our end markets to deliver best-in-class audio input solutions for our customers that leverage our leading edge acoustics with digital signal processing and algorithms,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* (in millions, except per share data).

	Q4FY17**	Q3FY17	Q4FY16	Sequential Change	Year Ago Period Change
Revenues	215.5	196.0	212.9	10%	1%
Gross profit	89.6	74.2	85.2	21%	5%
(as a % of revenues)	41.6%	37.9%	40.0%
Non-GAAP gross profit	92.2	76.4	85.5	21%	8%
(as a % of revenues)	42.8%	39.0%	40.2%
Diluted earnings per share ***	0.35	0.12	0.18	192%	94%
Non-GAAP diluted earnings per share	0.40	0.26	0.32	54%	25%
* Continuing operations excludes the results of our speaker and receiver product line which was sold on July 7, 2016 and our timing device business which was sold on November 28, 2017.

** Current period results include $13.6 million in revenue and $5.6 million related to recovered legal expenses associated with the settlement of a royalty dispute. Management estimates that $13.0 million of the settlement proceeds relate to years prior to 2017.

*** Current period results include $6.5 million in stock-based compensation, $2.1 million in restructuring charges, $2.1 million in production transfer costs, and $1.4 million from amortization of intangibles.

The Company recorded a preliminary provisional charge of $2.3 million in the fourth quarter that includes the estimated impacts of the U.S. Tax Cuts and Jobs Act of 2017, including the U.S. tax on deemed repatriated earnings of non-U.S. subsidiaries, the write-down of net U.S. deferred tax liabilities at lower enacted corporate tax rates, and the reversal of existing valuation allowances. The taxes payable, net of tax attributes, on deemed repatriation of historical foreign earnings is approximately $18 million, payable over 8 years starting in 2018. The final impacts of the legislation may differ materially from this estimate and the amount of the preliminary provisional charge may accordingly be adjusted due to changes in interpretations and assumptions the Company has made, guidance that may be issued, and actions the Company may take as a result of the tax legislation.

In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

First Quarter 2018 Outlook
The forward looking guidance for the quarter ending March 31, 2018 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$170 to $190 million	—	$170 to $190 million
Gross Profit Margin	36 to 38%	1%	37 to 39%
EPS	$0.00 to $0.04	$0.10	$0.10 to $0.14

Q1 2018 GAAP results for continuing operations are expected to include approximately $0.04 per share in stock-based compensation, $0.04 per share from a higher effective tax rate, $0.01 per share in amortization of debt discount, and $0.01 per share in amortization of intangibles. Expected Q1 2018 GAAP results exclude potential restructuring items.

Due to the impact of U.S. tax reform, the Company now expects that its non-GAAP 2018 effective tax rate will be between 15 percent and 19 percent.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on August 8, 2018.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (866) 393-4306 (United States) or (734) 385-2616 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 14, 2018 at (800) 585-8367 (United States) or (416) 621-4642 (International). The access code is 3548408.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustics components used in hearing aids and has a strong position in high-end capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts, and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. These risks and uncertainties include, but are not limited to: MEMS microphone demand from our largest customers, in particular, two large North American OEM customers, a large Korean OEM customer, and Chinese OEMs; the success and rate of multi-microphone and smart microphone adoption and market adoption of our “intelligent audio” solutions; our ability to stem or overcome price erosion in our Audio segment; the pace and success of achieving the cost savings from our announced restructurings and acquisitions; our ability to slow and offset price erosion in certain of our microphone products; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of current and anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend, or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures, and our ability to integrate acquisitions following consummation; our obligations and risks under a tax matters agreement that was executed as part of our spin-off from our former parent company; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; fluctuations in demand by our telecom and other customers and telecom end markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, subsequent Reports on Forms 10-Q and 8-K, and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2017

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Revenues	$215.5	$196.0	$212.9
Cost of goods sold	125.8	121.6	127.6
Restructuring charges - cost of goods sold	0.1	0.2	0.1
Gross profit	89.6	74.2	85.2
Research and development expenses	22.8	21.9	23.3
Selling and administrative expenses	27.1	32.0	34.2
Restructuring charges	2.0	0.9	—
Operating expenses	51.9	54.8	57.5
Operating earnings	37.7	19.4	27.7
Interest expense, net	5.2	5.1	5.3
Other income, net	(1.7)	(0.6)	(0.8)
Earnings before income taxes and discontinued operations	34.2	14.9	23.2
Provision for income taxes	2.3	4.4	6.8
Earnings from continuing operations	31.9	10.5	16.4
Earnings from discontinued operations, net	53.6	5.2	2.9
Net earnings	$85.5	$15.7	$19.3

Earnings per share from continuing operations:
Basic	$0.36	$0.12	$0.18
Diluted	$0.35	$0.12	$0.18

Earnings per share from discontinued operations:
Basic	$0.60	$0.06	$0.03
Diluted	$0.59	$0.05	$0.04

Net earnings per share:
Basic	$0.96	$0.18	$0.21
Diluted	$0.94	$0.17	$0.22

Weighted-average common shares outstanding:
Basic	89,506,923	89,469,996	88,756,735
Diluted	90,707,102	90,373,112	89,773,980

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Year Ended
	December 31, 2017	December 31, 2016
Revenues	$744.2	$755.7
Cost of goods sold	452.5	458.0
Impairment charges	1.4	0.3
Restructuring charges - cost of goods sold	4.0	1.5
Gross profit	286.3	295.9
Research and development expenses	93.4	92.0
Selling and administrative expenses	126.3	149.9
Impairment charges	19.9	0.2
Restructuring charges	6.2	8.6
Operating expenses	245.8	250.7
Operating earnings	40.5	45.2
Interest expense, net	20.6	20.4
Other expense (income), net	0.5	(3.3)
Earnings before income taxes and discontinued operations	19.4	28.1
Provision for income taxes	12.9	8.3
Earnings from continuing operations	6.5	19.8
Earnings (loss) from discontinued operations, net	61.8	(62.1)
Net earnings (loss)	$68.3	$(42.3)

Earnings per share from continuing operations:
Basic	$0.07	$0.22
Diluted	$0.07	$0.22

Earnings (loss) per share from discontinued operations:
Basic	$0.69	$(0.70)
Diluted	$0.68	$(0.69)

Net earnings (loss) per share:
Basic	$0.76	$(0.48)
Diluted	$0.75	$(0.47)

Weighted-average common shares outstanding:
Basic	89,329,794	88,667,098
Diluted	90,490,007	89,182,967

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Gross profit	$89.6	$74.2	$85.2	$286.3	$295.9
Gross profit as % of revenues	41.6%	37.9%	40.0%	38.5%	39.2%
Stock-based compensation expense	0.5	0.4	0.1	1.8	1.5
Impairment charges	—	—	—	1.4	0.3
Restructuring charges	0.1	0.2	0.1	4.0	1.5
Production transfer costs (2)	2.0	1.6	0.1	6.7	3.0
Non-GAAP gross profit	$92.2	$76.4	$85.5	$300.2	$302.2
Non-GAAP gross profit as % of revenues	42.8%	39.0%	40.2%	40.3%	40.0%
Research and development expenses	$22.8	$21.9	$23.3	$93.4	$92.0
Stock-based compensation expense	(1.6)	(1.6)	(1.2)	(6.1)	(4.7)
Non-GAAP research and development expenses	$21.2	$20.3	$22.1	$87.3	$87.3
Selling and administrative expenses	$27.1	$32.0	$34.2	$126.3	$149.9
Stock-based compensation expense	(4.4)	(4.1)	(3.8)	(16.8)	(14.7)
Intangibles amortization expense	(1.4)	(1.3)	(2.5)	(7.3)	(18.2)
Production transfer costs (2)	(0.1)	—	—	(0.1)	—
Other (3)	(0.1)	—	—	(0.3)	(0.5)
Non-GAAP selling and administrative expenses	$21.1	$26.6	$27.9	$101.8	$116.5
Operating expenses	$51.9	$54.8	$57.5	$245.8	$250.7
Stock-based compensation expense	(6.0)	(5.7)	(5.0)	(22.9)	(19.4)
Intangibles amortization expense	(1.4)	(1.3)	(2.5)	(7.3)	(18.2)
Impairment charges	—	—	—	(19.9)	(0.2)
Restructuring charges	(2.0)	(0.9)	—	(6.2)	(8.6)
Production transfer costs (2)	(0.1)	—	—	(0.1)	—
Other (3)	(0.1)	—	—	(0.3)	(0.5)
Non-GAAP operating expenses	$42.3	$46.9	$50.0	$189.1	$203.8
Earnings from continuing operations	$31.9	$10.5	$16.4	$6.5	$19.8
Interest expense, net	5.2	5.1	5.3	20.6	20.4
Provision for income taxes	2.3	4.4	6.8	12.9	8.3
Earnings from continuing operations before interest and income taxes	39.4	20.0	28.5	40.0	48.5
Earnings from continuing operations before interest and income taxes as % of revenues	18.3%	10.2%	13.4%	5.4%	6.4%
Stock-based compensation expense	6.5	6.1	5.1	24.7	20.9
Intangibles amortization expense	1.4	1.3	2.5	7.3	18.2
Impairment charges	—	—	—	21.3	0.5
Restructuring charges	2.1	1.1	0.1	10.2	10.1
Production transfer costs (2)	2.1	1.6	0.1	6.8	3.0
Other loss (gain) (3)	0.1	—	—	0.3	(1.5)
Adjusted earnings from continuing operations before interest and income taxes	$51.6	$30.1	$36.3	$110.6	$99.7
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	23.9%	15.4%	17.1%	14.9%	13.2%

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest expense, net	$5.2	$5.1	$5.3	$20.6	$20.4
Interest expense, net non-GAAP reconciling adjustments (4)	1.8	1.5	1.4	6.1	4.4
Non-GAAP interest expense	$3.4	$3.6	$3.9	$14.5	$16.0

Provision for income taxes	$2.3	$4.4	$6.8	$12.9	$8.3
Income tax effects of non-GAAP reconciling adjustments	9.3	(2.0)	(3.9)	2.0	(5.1)
Non-GAAP provision for income taxes	$11.6	$2.4	$2.9	$14.9	$3.2

Earnings from continuing operations	$31.9	$10.5	$16.4	$6.5	$19.8
Non-GAAP reconciling adjustments (5)	12.2	10.1	7.8	70.6	51.2
Interest expense, net non-GAAP reconciling adjustments (4)	1.8	1.5	1.4	6.1	4.4
Income tax effects of non-GAAP reconciling adjustments	9.3	(2.0)	(3.9)	2.0	(5.1)
Non-GAAP net earnings	$36.6	$24.1	$29.5	$81.2	$80.5

Diluted earnings per share from continuing operations	$0.35	$0.12	$0.18	$0.07	$0.22
Earnings per share non-GAAP reconciling adjustment	0.05	0.14	0.14	0.81	0.67
Non-GAAP diluted earnings per share	$0.40	$0.26	$0.32	$0.88	$0.89

Diluted average shares outstanding	90,707,102	90,373,112	89,773,980	90,490,007	89,182,967
Non-GAAP adjustment (6)	1,750,200	2,053,916	1,642,468	1,959,801	1,758,522
Non-GAAP diluted average shares outstanding (6)	92,457,302	92,427,028	91,416,448	92,449,808	90,941,489
Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.
(3) In 2017, Other loss (gain) primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer. In 2016, Other loss (gain) primarily represents a gain on the sale of investment related to a non-controlling interest in a MEMs timing device company partially offset by expenses related to the Audience Inc. acquisition.

(4)
Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

(5)
The Non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.

(6) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	December 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$111.7	$63.4
Receivables, net of allowances of $0.7 and $1.5	147.7	126.4
Inventories, net	125.6	90.8
Prepaid and other current assets	9.9	10.3
Total current assets	394.9	290.9
Property, plant, and equipment, net	183.0	172.9
Goodwill	884.9	871.6
Intangible assets, net	53.5	73.8
Other assets and deferred charges	31.8	25.7
Assets of discontinued operations	1.7	80.1
Total assets	$1,549.8	$1,515.0

Current liabilities:
Current maturities of long-term debt	$—	$9.7
Accounts payable	85.6	65.5
Accrued compensation and employee benefits	31.2	31.4
Other accrued expenses	28.2	22.4
Federal and other taxes on income	6.6	3.2
Total current liabilities	151.6	132.2
Long-term debt	192.6	288.5
Deferred income taxes	—	21.6
Other liabilities	67.9	40.6
Liabilities of discontinued operations	5.6	23.7
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 89,491,471 and 88,737,284 shares issued and outstanding at December 31, 2017 and 2016, respectively	0.9	0.9
Additional paid-in capital	1,523.1	1,499.8
Accumulated deficit	(291.9)	(360.2)
Accumulated other comprehensive loss	(100.0)	(132.1)
Total stockholders' equity	1,132.1	1,008.4
Total liabilities and stockholders' equity	$1,549.8	$1,515.0

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Years Ended December 31,
	2017	2016	2015
Operating Activities
Net earnings (loss)	$68.3	$(42.3)	$(233.8)
Adjustments to reconcile net earnings (loss) to cash from operating activities:
Depreciation and amortization	57.3	73.7	135.7
Stock-based compensation	25.1	21.5	16.5
Impairment of intangibles	16.2	—	144.7
Non-cash interest expense and amortization of debt issuance costs	7.6	5.6	0.8
Impairment charges on fixed and other assets	5.5	0.9	56.5
(Gain) loss on sale of business	(62.3)	25.6	—
Deferred income taxes	(30.1)	4.0	(25.0)
Other, net	4.9	(3.2)	(1.1)
Cash effect of changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	(7.6)	35.9	45.2
Inventories, net	(34.0)	21.9	11.7
Prepaid and other current assets	1.6	(1.2)	1.6
Accounts payable	4.9	(26.6)	(42.7)
Accrued compensation and employee benefits	(0.9)	(0.7)	0.3
Other accrued expenses	7.3	(9.6)	(14.9)
Accrued taxes	0.9	5.3	(12.9)
Other non-current assets and non-current liabilities	28.2	(3.3)	(4.2)
Net cash provided by operating activities	92.9	107.5	78.4

Investing Activities
Proceeds from the sale of business	123.1	40.6	—
Proceeds from the sale of property, plant, and equipment	0.5	2.0	0.5
Proceeds from the sale of investments	—	2.0	4.0
Additions to property, plant, and equipment	(51.6)	(38.7)	(63.1)
Acquisitions of business (net of cash acquired)	(2.5)	—	(35.1)
Capitalized patent defense costs	—	—	(1.0)
Purchase of intellectual property license	—	—	(0.5)
Net cash provided by (used in) investing activities	69.5	5.9	(95.2)

Financing Activities
Payments under revolving credit facility	(185.0)	(132.0)	(85.0)
Borrowings under revolving credit facility	190.7	32.0	130.0
Principal payments on term loan debt	(118.5)	(166.5)	(15.0)
Proceeds from issuance of convertible senior notes	—	172.5	—
Proceeds from issuance of warrants	—	39.1	—
Purchase of convertible note hedges	—	(44.5)	—
Debt issuance costs	(1.7)	(6.7)	(0.3)
Payments of capital lease obligations	(1.6)	(2.3)	(1.4)
Tax on restricted stock unit vesting	(5.1)	(1.5)	(2.2)
Net proceeds from exercise of stock-based awards	3.3	—	—
Net cash (used in) provided by financing activities	(117.9)	(109.9)	26.1

Effect of exchange rate changes on cash and cash equivalents	1.0	(0.6)	(1.2)

Net increase in cash and cash equivalents	45.5	2.9	8.1
Cash and cash equivalents at beginning of period	63.4	61.3	52.7
Add: Cash and cash equivalents at beginning of period from discontinued operations	2.8	2.0	2.5
Less: Cash balance included in discontinued operations at end of period	—	(2.8)	(2.0)
Cash and cash equivalents at end of period	$111.7	$63.4	$61.3